UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  March 28, 2014
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Crexendo, Inc.

(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-32277	87-0591719
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 S. 52nd Street, Tempe, AZ 85281
(Address of Principal Executive Offices) (Zip Code)

(602) 714-8500
(Registrant’s Telephone Number, Including Area Code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On March 19, 2014, Crexendo, Inc. (the "Company") sent a letter to the Board of Directors of Internet America, Inc. (“IA”) expressing the Company’s interest in acquiring all of the outstanding shares of capital stock of IA.  The Company indicated that, subject to certain conditions, including the negotiation of an acceptable definitive agreement, it was prepared to acquire all of the outstanding shares of IA’s common stock at a purchase price of $.80 per share, payable in shares of the Company’s common stock.  The letter also expressed the Company’s interest in paying in cash or stock (at the option of the IA preferred stockholders) at the transaction price per share the valid outstanding balances of accrued and unpaid preferred dividends to IA’s preferred stockholders.

 The Company’s letter outlined possible parameters of a proposed transaction, which included it being contingent on there being a “floor” on the Company’s stock price subject to the offer, with the Company’s stock price being $3.00 or more per share.  The Company also indicated it was amenable to a “ceiling” stock price to be negotiated by IA and the Company.

The Company expressed its desire to meet with representatives of IA for the purpose of negotiating a definitive acquisition agreement setting forth the terms and conditions of a mutually acceptable transaction.  As of the date of this Report, IA has not responded to the Company regarding the letter or agreed to a meeting.

Steven G. Mihaylo, Chairman of the Board and Chief Executive Officer of the Company, is the largest stockholder in IA.

Additional Information Regarding the Company’s Letter

This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company or IA.  If any such offer is commenced by the Company, the Company will file and deliver all forms, notices and documents required under state and federal law.  This announcement does not constitute a solicitation of any vote or approval.

In connection with the proposed transaction, if undertaken by the Company and IA, the Company and IA may file proxy statements with the Securities and Exchange Commission (“SEC”).  The Company and IA may also file other documents with the SEC regarding the proposed transaction, if undertaken by the Company and IA.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ANY PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS (IF FILED WITH THE SEC) CAREFULLY AND IN THEIR ENTIRETY IF THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT A PROPOSED TRANSACTION, IF UNDERTAKEN BY THE COMPANY AND IA.

Investors and stockholders will be able to obtain free copies of any such proxy statement(s) and other documents containing important information about the Company and IA, if such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov.

Safe Harbor for Forward-Looking Statements

In addition to historical information, this Report contains forward-looking statements.  The Company may, from time-to-time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements encompass the Company’s beliefs, expectations, hopes or intentions regarding future events.  Words such as “expects,” “intends,” “believes,” “anticipates,” “should,” “likely” and similar expressions identify forward-looking statements.  All forward-looking statements included in this Report are made as of the date hereof and are based on information available to the Company as of such date.  The Company assumes no obligation to update any forward-looking statement.  Readers should note that many factors could affect the proposed transaction between the Company and IA, if undertaken, as well as the future operating and financial results of the Company and IA, and could cause actual results to vary materially from those expressed in forward-looking statements set forth in this Report.

Actual operational and financial results of the Company and IA will vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of reasons.  Risk factors, cautionary statements and other conditions which could cause actual results to differ from management’s current expectations are contained in the Company’s filings with the SEC, including the section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, entitled “Risk Factors.”  All subsequent forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Crexendo, Inc.

Dated: March 28, 2014	By:	/s/ Ronald Vincent
Ronald Vincent
Chief Financial Officer